UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2016

CREDIT ONE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-50320	59-3641205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Wall Street, Suite 818, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

(212) 809-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 22, 2016, Credit One Financial, Inc. (the “Company”) was notified that the Company’s prior auditor’s registration with the Public Company Accounting Oversight Board (“PCAOB”) was revoked on April 12, 2016, due to the lack of auditor independence by providing prohibited bookkeeping services to the Company.

The Board of Directors of the Company concluded that its previously issued audited consolidated financial statements for each of the fiscal years ended December 31, 2010, 2011, 2012, 2013 and 2014, and its previously issued unaudited quarterly consolidated financial statements from 2010 to September 30, 2015, contained in the Company’s Quarterly Reports on Form 10-Q for those periods could no longer be relied upon.

Since its prior auditor is no longer registered with the PACOB, the Company cannot include its prior auditor’s audit reports or consent in the Company’s filing with the Securities and Exchange Commission on or after the date of deregistration. Therefore, the Company expects to file an amended 2015 Form 10-K as soon as practicable to include a re-audit of the 2013 and 2014 financial statements by an independent audit firm that is currently registered with the PCAOB. The Company has discussed these matters with GBH CPAs, PC, the Company's independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ONE FINANCIAL, INC.

/s/ Dicky Cheung
Dicky Cheung
President & CEO

Date: April 27, 2016